Exhibit 99.1

*** NEWS RELEASE ***

TO:	All Area News Agencies	For More Information Contact: Edward J. Lipkus III, Executive Vice President and Chief Financial Officer First Commonwealth Financial Corporation (724) 349-7220

FROM:	First Commonwealth Financial Corporation
DATE:	January 22, 2009

First Commonwealth Reschedules Earnings Release and Conference Call

Indiana, PA., January 22, 2009—First Commonwealth Financial Corporation (NYSE: FCF), the holding company for First Commonwealth Bank, announced that it has rescheduled its fourth quarter 2008 earnings release and conference call, previously scheduled for 2:00 p.m. (ET) on January 22, 2009.

The earnings release has been rescheduled to allow time to complete the review of certain accounting matters, including management’s impairment analysis of bank equity securities which may be impacted by current disruptions in the financial markets. As of December 31, 2008, First Commonwealth had an equity portfolio consisting of nine banks mainly in Pennsylvania with a book value of $9.3 million and a market value of $6.4 million.

John J. Dolan, President and CEO of First Commonwealth Financial Corporation, stated, “We are obviously disappointed to miss our scheduled release date, but we are committed to maintaining the highest reporting standards and believe that this additional time is necessary to ensure the accuracy of our reported financial results.”

Both the release and conference call have been rescheduled for Monday, January 26, 2009. Earnings will be released prior to the opening of the New York Stock Exchange followed by the conference call at 2:00 p.m. (ET).

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.2 billion bank holding company headquartered in Indiana, Pennsylvania. It operates 114 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.